Exhibit 20(b)

                 SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
                               SERIES 1994-1




1.   The total amount distributed during 1996      Class A       $141.7274306
     stated on the basis of an original            Class B       $ 61.4357639
     principal amount of $1,000 per Certificate:   Class C       $ 65.4913198


2.   The amount of such distribution               Class A       $ 83.3333333
     allocable to Certificate Principal            Class B       $    0
     stated on the basis of an original            Class C       $    0
     principal amount of $1,000 per
     Certificate:

3.   The amount of such distribution               Class A      $  58.3940973
     allocable to Certificate Interest stated      Class B      $  61.4357639
     on the basis of an original principal         Class C      $  65.4913198
     amount of $1,000 per Certificate:

4.   The amount of Principal Collections           Class A    $616,087,537.04
     received in the Collection Account            Class B    $ 79,216,172.40
     during the period from December 30, 1995      Class C    $ 79,216,172.40
     to December 27, 1996 and allocated in         Class D    $104,986,846.33
     respect of the Class A Certificates, the                 ---------------
     Class B Certificates, the Class C                        $879,506,728.17
     Certificates and the Class D
     Certificates, respectively:

5.   The amount of Imputed Yield Collections       Class A    $228,949,133.73
     processed during the period from              Class B    $ 29,438,144.69
     December 30, 1995 to December 27, 1996 and    Class C    $ 29,438,144.69
     allocated in respect of the Class A           Class D    $ 39,033,933.92
     Certificates, the Class B Certificates,
     the Class C Certificates and the Class D
     Certificates, respectively:

6.   The aggregate amount of the:

     Principal Receivables                                  $1,459,923,809.58
     Invested Amount                                        $1,022,728,000.00
     Class A Invested Amount                                $  715,900,000.00
     Class B Invested Amount                                $   92,050,000.00
     Class C Invested Amount                                $   92,050,000.00
     Class D Invested Amount                                $  122,728,000.00
     Floating Allocation Percentage                               70.0535188%
     Class A Floating Allocation Percentage                       49.0368056%
     Class B Floating Allocation Percentage                        6.3051236%
     Class C Floating Allocation Percentage                        6.3051236%
     Class D Floating Allocation Percentage                        8.4064661%

     each as of the end of the day on
     December 27, 1996.

7.   The aggregate outstanding balance of
     Receivables which are :

               Current                                      $1,504,334,964.58
               30 Days to 59 Days                           $  105,335,001.54
               60 Days to 89 Days                           $   73,349,277.08
               90 Days and Over                             $  263,545,836.24

     as of the end of the day on
     December 27, 1996.


8.   The aggregate Investor Default Amount                  $  190,640,455.07
     for the period from December 30, 1995 to December 27, 1996.


9.   The aggregate amount of Class A Investor               Class A        $0
     Charge-Offs, Class B Investor Charge                   Class B        $0
     Offs, Class C Investory Charge-Offs and                Class C        $0
     Class D Investor Charge-Offs for the                   Class D        $0
     period from December 30, 1995 to
     December 27, 1996.


10.  The amount of the Servicing Fee for the               $    20,454,562.71
     period from December 30, 1995 to
     December 27, 1996.


11.  The Class A Pool Factor, the Class B
     Pool Factor and the Class C Pool Factor
     as of December 27, 1996:

          Class A Pool Factor                                          1.000
          Class B Pool Factor                                          1.000
          Class C Pool Factor                                          1.000


12.  The amount of Reallocated Class B
     Principal collections, Reallocated
     Class C Principal Collections and Reallocated
     Class D Principal Collections for the
     period from December 30, 1995 to
     December 27, 1996.

          Class B                                                         0
          Class C                                                         0
          Class D                                            $39,341,653.85
                                                            ---------------
                                                             $39,341,653.85


13.  The aggregate amount of funds in the                              None
     Excess Funding Account and the Pre-
     Funding Account at December 27, 1996.


14.  Whether a Class C Trigger Event has                               None
     occurred and if so the Specified Class C
     Reserve Amount.